SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-GENERAL HOST CORP
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         6/01/94            2,500             5.4712
       THE GABELLI EQUITY TRUST,INC.
                         6/01/94            4,000             5.4712
  GAMCO INVESTORS, INC.
                         6/01/94            1,500             5.3750
                         5/05/94            4,000             6.2500
                         5/04/94            6,750             6.2500
                         5/03/94              525-            6.0000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.